Exhibit 99.1

FOR IMMEDIATE RELEASE

CISO Global Enters Into a $15 Million Convertible Preferred Equity Facility to Fund Expansion Initiatives

Scottsdale, AZ — September 29, 2025 — CISO Global (NASDAQ: CISO) (“CISO” or the “Company”), a leading provider of AI-powered cybersecurity software and compliance services, today announced that the Company entered into a private financing arrangement with a fund managed by B. Riley Securities Holdings, Inc. (“B. Riley”), pursuant to which the Company has the right, but not an obligation, to sell up to $15 million of a newly created series of convertible preferred stock to B. Riley.

The convertible preferred stock issuable under the equity facility (the “Facility”) has a stated value and purchase price of $1,000 per share, bears no preferred return or preferred dividends, and will be sold at an original issue discount of four percent. The Facility has a term of 18 months, over which the Company can draw up to $15 million at its discretion, in an initial increment of $2.3 million and then up to $500,000 weekly, as long as certain conditions are met. CISO retains full control over the timing and amount of any sales to B. Riley, with no obligation to utilize any of the $15 million available under the Facility. Draws cannot be initiated by B. Riley, and there are no minimum commitments or penalties for non-use. The Company plans to use the proceeds from draws under the Facility to fund expansion initiatives, particularly the scaling of its cybersecurity software business in the insurance channel through its strategic relationship with CAGI.

The preferred stock issuable under the Facility is convertible into shares of the Company’s common stock, after such time that a registration statement covering their resale is declared effective by the U.S. Securities and Exchange Commission, at a conversion price of 105% of the lowest daily VWAP over the five trading days prior to the conversion date for the initial draw and for all subsequent draws at 95% of the lowest daily VWAP over the five trading days prior to the conversion date, in each case subject to a floor of $0.40 and adjustment as set forth in the definitive documents. Sales under the Facility are subject to a beneficial ownership cap of 9.99% of the Company’s outstanding common stock at any one time, and a 19.99% blocker provision to comply with NASDAQ Listing Rules, along with other restrictions and conditions outlined in the definitive documents. The preferred stock is subject to redemption by the Company, for cash, in lieu of conversion, upon the occurrence of certain events.

“This investment represents an important step forward for CISO Global and enables us to accelerate the growth of our software business and further execute on our strategic vision,” declared David Jemmett, CEO of CISO Global. “We have a long relationship with B. Riley Securities and greatly appreciate their support for this next phase of our growth.”

This transaction follows CISO’s previously announced debt-to-preferred equity exchange. CISO expects that the combined effect of these transactions will further enhance the Company’s balance sheet and provide additional liquidity to pursue strategic growth opportunities.

“With this facility in place, we have strengthened our balance sheet,” said Deb Smith, CFO of CISO Global. “We are now focused on executing our plan from a position of financial strength.”

B. Riley Securities acted as Sole Placement Agent to the Company. Greenberg Traurig, LLP acted as legal counsel to the Company. Lowenstein Sandler LLP acted as legal counsel to B. Riley.

The securities described above (including any securities issuable pursuant to the conversion provisions of the preferred stock) have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file one or more resale registration statements with the Securities and Exchange Commission for purposes of registering the resale of the shares of common stock issuable upon conversion of the preferred stock issued under the Facility.

About CISO Global

CISO Global, Inc. (NASDAQ: CISO), headquartered in Scottsdale, Arizona, is an industry leader in AI-powered cybersecurity software, managed cybersecurity, and compliance that delivers comprehensive solutions designed to protect organizations from the latest cyber threats. The company protects the most demanding businesses and government organizations against continuing and emerging security threats and ensures their compliance obligations are being met. For more information about the company, visit ciso.inc; see the following link to join the investor relations email alerts.

Safe Harbor Statement

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our belief that we are an industry leader in AI-powered cybersecurity software and compliance services; our belief in our strong profit growth, our margin expansion, and our healthier balance sheet; our belief that the gross profit increase and gross margin expansion was fueled by a strong mix of high-margin software revenue and operational efficiencies; our belief that the reduction of our current liabilities further strengthens our balance sheet; our expectation that our financial discipline has and will continue to sustain profitability; our expectation to achieve software-related bookings of $10 million in 2025; our belief in the rapid growth and substantial potential of our software business; and our belief that we provide comprehensive cybersecurity solutions to our clients and are a profitable, resilient, and trusted enterprise. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. These risks may be detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

For Media Inquiries:

Hilary Meyers

hilary.meyers@ciso.inc

(480) 389-3444